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Subject Company: Dyax Corp.

Commission File No.: 000-24537

This filing consists of:

1.	Investor Presentation (the “Investor Presentation”) hosted by Shire plc (“Shire”) on November 2, 2015 informing its investors that Dyax Corp. (“Dyax”), Shire, Shire Pharmaceuticals International and Parquet Courts, Inc. entered into a definitive merger agreement (the “Proposed Merger”).

2.	Transcript of the Investor Presentation hosted by Shire, including transcript of a speech by Gustav Christensen, Chief Executive Officer and President of Dyax.

3.	A letter from Gustav Christensen to all Dyax employees, dated as of November 2, 2015.

4.	A letter from Ornskov Flemming, Chief Executive Officer of Shire, to all Dyax employees, dated as of November 2, 2015.

5.	Employee Q&As sent to all Dyax employees regarding the Proposed Merger, dated November 2, 2015.

1.

Shire to Acquire Dyax Corp. Further step in building a leading biotech in rare diseases Extends and expands HAE leadership position Enhances growth and delivers significant value for shareholders Flemming Ornskov, MD, MPH CEO, Shire plc Jeff Poulton CFO, Shire plc Gustav A. Christensen President and CEO, Dyax Corp. November 2, 2015 Our purpose We enable people with life-altering conditions to lead better lives.

Forward Looking Statements Statements included herein that are not historical facts, including without limitation statements concerning our proposed acquisition of Dyax Corp. (Dyax) and the timing and financial and strategic benefits thereof, the anticipated timing of clinical trials and approval, as well as the commercial potential, for DX-2930 are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that: • Shire’s and Dyax’s products may not be a commercial success; • product sales from ADDERALL XR and INTUNIV are subject to generic competition; • the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for Shire’s products may affect future revenues, financial condition and results of operations; • Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time; • the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches; • Shire and Dyax have portfolios of products in various stages of research and development. The successful development of these products, including DX-2930, is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval; • the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial condition or results of operations; • investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines; • adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations; • Shire faces intense competition for highly qualified personnel from other companies and organizations. Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

Forward Looking Statements failure to achieve Shire?s strategic objectives with respect to the acquisition of NPS Pharmaceuticals Inc. and Dyax may adversely affect Shire?s financial condition and results of operations; Shire’s strategy to acquire Baxalta may not be successful: Baxalta may refuse to cooperate with Shire; if the proposed combination is consummated, the businesses may not be integrated successfully, including that expected synergies and other benefits of the combination may not be realized and unforeseen costs may arise; and disruption caused by the proposed transaction may adversely affect Shire; Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire?s revenues, financial condition or results of operations; Shire?s proposed acquisition of Dyax may not be consummated due to the occurrence of an event, change or other circumstances that gives rise to the termination of the merger agreement; A governmental or regulatory approval required for the proposed acquisition of Dyax may not be obtained, or may be obtained subject to conditions that are not anticipated, or another condition to the closing of the proposed acquisition may not be satisfied; Dyax may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners pending the consummation of the proposed acquisition by Shire, or Dyax?s business may be disrupted by the proposed acquisition, including increased costs and diversion of management time and resources; difficulties in integrating Dyax into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and other risks and uncertainties detailed from time to time in Shire?s and Dyax?s filings with the Securities and Exchange Commission, including those risks outlined in ?Item 1A: Risk Factors? in Shire?s Annual Report on Form 10-K for the year ended December 31, 2014. No statement in this announcement is intended as a profit forecast or a profit estimate and no statement in this announcement should be interpreted to mean that earnings per Shire?s security for the current or future financial years would necessarily match or exceed the historical published earnings per Shire?s security. In assessing the proposed transaction, Shire used projections regarding its accretive impact and growth profile, which were based on internal forecasts of its Non-GAAP diluted earnings per share. These forecasts are Non-GAAP financial measures derived by excluding certain amounts that would be included in financial measures as determined under U.S. GAAP. Amounts which have been excluded are consistent with Shire’s established Non GAAP policy, as included on pages 30 to 31 of Shire’s Q3 earnings release. Shire is unable to present quantitative reconciliations because management cannot currently reasonably predict with sufficient reliability all of the necessary components of the comparable U.S. GAAP financial measure.

Clear Strategic Rationale • Aligns with Shire’s strategy to build a leading biotech company focused on rare diseases o Best-in-class therapies for diseases with significant unmet need o Lever M&A to enhance portfolio and capabilities in core therapeutic areas • Represents a clear strategic fit within Shire’s hereditary angioedema (HAE) domain expertise offering next generation therapy to extend and expand Shire’s industry-leading portfolio o DX-2930 is a Phase 3-ready, long-acting subcutaneous injection for HAE prophylaxis with patent and anticipated regulatory exclusivity beyond 2030 o DX-2930 offers potentially greater efficacy and more convenient dosing for patients based on initial clinical trial results o If approved, DX-2930 could generate global sales of up to $2.0 billion annually in HAE • Potential to expand innovative pipeline o Preclinical programs include DX-2930 for diabetic macular edema, DX-2507 for antibody- mediated autoimmune disease, and DX-4012 as an anti-thrombotic therapy o Proven and productive phage display platform o Licensing and Funded Research Portfolio includes royalties from CYRAMZA® • Delivers substantial value to shareholders of both companies

Building a Leading Biotech Focused on Innovative Best-In-Class Therapies Addressing Significant Unmet Needs

Rare Diseases Leadership

Select in-line and pipeline assets

Complement Biology

CINRYZE (C1 esterase inhibitor (human))

DX-2930

firazyr (icatibant)

- Cinryze NMO
- Cinryze SC
- rC1-INH

Renal / Fibrotic

- Maribavir
- Cinryze AMR
- Fibrotech (FSGS)
- CF (MRT)
- DEB

CNS

- Hunter CNS
- Sanfilippo A
- MLD
- Armagen
- Friedreich's ataxia

- SHP465

Vyvanse

GI / Endocrine / Metabolic

Gattex (teduglutide [rDNA origin]) for Injection

Natpara

elaprase (idursulfase)

Lialda (mesalamine) 1.2g

- SHP625 (ALGS, PFIC PSC, PBC)
- EoE (Meritage)
- UCD (MRT)

- SHP626 (NASH)
- SHP555

Ophthalmics

- ROP
- adRP

- Lifitegrast
- SHP640 (FST-100)
- SHP639

Shire

5

Dyax Enhances the Range of Shire's Indications Related to Complement Biology

Complement system biology

Example indications:

HAE	Neurology	Hematology and Transplant	Ophthalmology	Renal / vascular
• Prophylaxis • Acute	• NMO • Myasthenia gravis • MS	• AMR[1] • PNH[2] • aHUS[3]	• DME[4] • AMD[5]	• Lupus nephritis • Glomerulo-pathies • Vasculitidies

Shire presence:

HAE	Neurology	Hematology and Transplant	Ophthalmology	Renal / vascular
CINRYZE C1 esterase inhibitor (human) firazyr icatibant DX-2930 *In development for prophylaxis*	CINRYZE C1 esterase inhibitor (human) *In development for NMO*	CINRYZE C1 esterase inhibitor (human) *In development for AMR*	DX-2930 *In development for DME*	CINRYZE C1 esterase inhibitor (human) *In development for AMR in renal transplant*

1. Antibody mediated rejection. 2. Paroxysmal nocturnal hemoglobulinuria. 3. Atypical hemolytic anemia. 4. Diabetic macular edema. 5. Age-related macular degeneration

Shire

6

[GRAPHIC APPEARS HERE] [GRAPHIC APPEARS HERE] Building a Leading HAE Franchise Cinryze/Firazyr Worldwide Revenues 1000 900 800 700 600 500 400 300 200 100 0 $-Millions ViroPharma acquisition 2011: US Firazyr launch ~33% 9/30/15 YTD Cinryze Launch; y/y growth at Jerini acquisition; constant F/X EU Firazyr launch 2008 2009 2010 2011 2012 2013 2014 2015 YTD Year 2008 to 2014 CINRYZE sales recorded by ViroPharma, prior to the acquisition of ViroPharma by Shire in January 2014. Continued investment in Cinryze • Initiated Phase 3 trial in AMR in renal transplant patients • Pending Phase 3 trial with subcutaneous formulation • Planned Phase 2/3 trial in NMO

[GRAPHIC APPEARS HERE] [GRAPHIC APPEARS HERE] Background on Dyax Corp. (NASDAQ: DYAX) History • Founded in 1995 and listed on NASDAQ since 2000 • Headquarters in Burlington, Massachusetts • 2014 revenues of U.S.$81.7M • 150 employees including 62 in R&D and 25 field-based HAE Portfolio • Focused on plasma kallikrein (pKal) antibodies for the treatment of HAE • Lead compound, DX-2930, represents next generation HAE therapy o Phase 3 ready o Long-acting injectable o Strong Phase 1b data • Approved product, Kalbitor, for acute attacks of HAE in patients 12 and older Preclinical programs and technology • Proprietary phage display technology and portfolio of product candidates being developed by licensees o DX-2930 DME, DX-2507, DX-4012 o Licensing and Funded Research Portfolio includes royalties from CYRAMZA® (ramucirumab), marketed by Eli Lilly & Co. 5

Hereditary Angioedema: A Rare, Devastating Disease Rare genetic disease of the immune system caused by a deficiency of C1-INH activity that inhibits pKal, a key mediator of inflammation Affects 1:40k people globally (~42,000) [GRAPHIC APPEARS HERE] Attacks can be frequent (1-2 times per week) and affect any part of the body (extremities, abdomen, face, larynx) and may be life-threatening. Up to 30% mortality in patients with laryngeal attacks1 Progression of a Single HAE Attack [GRAPHIC APPEARS HERE] 1: Agostoni A, Aygören-Pürsün E, Binkley KE, et al. Hereditary and acquired angioedema: problems and progress: proceedings of the third C1 esterase inhibitor deficiency workshop and beyond. J Allergy Clin Immunol. 2004;114(3 suppl):S51-S131

Future HAE Market Growth Potential • 60% of global HAE patients undiagnosed; 30-40% in U.S./EU • Prophylactic treatment likely underutilized (up to 40% of U.S./EU treated patients still on acute treatment only) • More convenient regimens with greater efficacy could provide improved control of currently treated HAE patients • Market expansion opportunity to patients not currently treated with prophylaxis therapy today Source: Shire market research Patient prevalence based on 1:40,000 (Zuraw BL. Clinical practice. Hereditary angioedema. N Engl J Med. 2008;359(10):1027-1036)

DX-2930 Phase 1b Trial: Key Efficacy and Safety Data Observed attack rates (versus placebo) • Phase 1b study in HAE patients who reported having at least 2 HAE attacks in the 3 months prior to study entry [GRAPHIC APPEARS HERE] • Pre-specified, primary efficacy interval of 6 weeks • HAE attack rate was 0 in the 300 mg group and 0.045 attacks per week in the 400 mg group, compared to 0.37 attacks per week in the placebo group • 100% reduction for the 300 mg dose group (p< 0.0001) and an 88% reduction for the 400 mg dose group (p=0.005) • No safety signal in treatment-emergent adverse events, clinical laboratory results, vital signs, or electrocardiograms • Subcutaneous injection was well tolerated Note: Baseline is defined as historical HAE attacks over last 3 months prior to dosing. Only includes patients with a baselin e rate of ? 2 attacks in the last 3 months. Day 8 to 50 attack rates are adjusted for baseline rates. Percent reduction in HAE attack rate over placebo and p-value calculated based upon Mixed Model Repeated Measurements with Analysis of Variance (baseline attack rate as covariate) and assuming Poisson distribution.

DX-2930 (ng/mL) 0 10,000 20,000 30,000 40,000 50,000 300 mg Historically: 9 attacks in last 3 months -45 5 55 105 Study Day DX-2930 (ng/mL) 0 10,000 20,000 30,000 40,000 50,000 400 mg Historically: 36 attacks in last 3 months attack DX-2930 -45 5 55 105 DX-2930 (ng/mL) 0 10,000 20,000 30,000 40,000 50,000 400 mg Historically: 9 attacks in last 3 months -45 5 55 105 Study Day 400 mg 50,000 40,000 Historically: 9 attacks in last (ng/mL) 30,000 3 months 2930 20,000 DX—10,000 0 -45 5 55 105 Study Day Source: Dyax Corp.

DX-2930: Next-generation Development in HAE Prophylaxis

- Phase 3-ready, long-acting injectable for HAE prophylaxis, with the potential for improved efficacy and convenience
- Patent and anticipated regulatory exclusivity beyond 2030
- Fast Track, Breakthrough Therapy and Orphan Drug designations by FDA; recommended for Orphan Drug status in the EU
- Phase 1b trial yielded positive safety, pharmacokinetic, biomarker, and proof-of-concept efficacy results
- Produced using standard recombinant manufacturing technology

DX-2930 Timeline



Breakthrough Therapy designation from FDA
Expected initiation of Phase 3 study for prophylactic HAE treatment
Anticipated BLA submission for DX-2930
Q1-15
Q2-15
Q3-15
Q4-15
2016
2017
2018
Positive Phase 1b results
Positive opinion for orphan medicinal designation in EU
Potential launch of DX-2930 for HAE subject to FDA approval

Shire

13

Demand for Improved Convenience and Greater Efficacy • Physicians and patients consider more convenient dosing/routes of administration/ frequency of dosing to be the key unmet needs in HAE prophylaxis Patient / • Improvement in efficacy rates beyond current 50-60% reductions in attacks is desired Physician Preferences • Key safety concerns currently include venous access issues, long-term safety of androgen usage and potential for thrombotic events • Profiles of current prophylactic therapies lead to use primarily in more severe patients • Physicians view DX-2930 long-acting injectable profile favorably DX-2930 o Potential Less frequent dosing Attributes o Subcutaneous administration o Potential for greater efficacy and fewer safety concerns Source: Shire 2014 and 2015 HAE patient and physician surveys 14

Potential Opportunities from Dyax's Preclinical Pipeline

DX-2930 for diabetic macular edema (DME)

- Fully human monoclonal antibody to plasma kallikrein
- Increased kallikrein-kinin system components in DME and proliferative diabetic retinopathy patients
- Preclinical (rat) neovascularization data warrant further clinical development

DX-2507 for antibody-mediated autoimmune disease

- Fully human monoclonal antibody to human FcRN
- In non-human primates, dose-dependent decrease in total IgG but not IgM, IgA, or albumin; does not interfere with humoral antibody response to novel antigens
- Potential alternative to IVIG/plasmapheresis for the treatment of IgG-mediated autoimmune diseases:
  - Myasthenia gravis
  - Pemphigus Vulgaris
  - Immune thrombocytopenia
  - Autoimmune hemolytic anemia

DX-4012 as an anti-thrombotic therapy

- Fully human monoclonal antibody to activated Factor XIIa
- Demonstrated anti-thrombotic activity in baboon arteriovenous shunt model
- Inhibits platelet deposition up to 192 hours following a single infusion
- Potential alternative treatment in patient populations where the risk of bleeding associated with current antithrombotic therapies poses too great a risk

Shire

15

Transaction Details • $37.30 in cash per Dyax share, for aggregate upfront cash consideration of $5.9 billion Consideration • CVR that will pay an additional $4.00 in cash per Dyax share upon potential FDA approval of DX-2930 in Type 1 and Type 2 HAE and prior to 31 December 2019, representing a potential additional $646 million in aggregate contingent consideration Financial • Enhances Shire’s long-term top and bottom line growth profile impact • Expected to be slightly dilutive to earnings in 2016 and 2017 and accretive in 2018 and beyond assuming FDA approval of DX-2930 in 2018 • Funded by a new $5.6 billion fully underwritten term loan bank facility, Financing along with amounts undrawn under Shire’s existing $2.1 billion revolving credit facility • Expected that the funding structure will support an investment grade credit profile and continue to provide long term financing flexibility Timing • Anticipated to close in the first half of 2016, pending Dyax’s shareholder approval and regulatory approvals • Expected to achieve annual operating synergies of $50 million starting in Synergies 2017 and growing to at least $100 million in 2019 and thereafter when comparing to the Street’s consensus forecast of Dyax’s standalone future operating cost base 16

Additional Remarks Gustav A. Christensen President and CEO, Dyax Corp. 17

Clear Strategic Rationale • Aligns with Shire’s strategy to build a leading biotech company focused on rare diseases o Best-in-class therapies for diseases with significant unmet need o Lever M&A to enhance portfolio and capabilities in core therapeutic areas • Represents a clear strategic fit within Shire’s HAE domain expertise offering next generation therapy to extend and expand Shire’s industry-leading portfolio o DX-2930 is a Phase 3-ready, long-acting subcutaneous injection for HAE prophylaxis with patent and anticipated regulatory exclusivity beyond 2030 o DX-2930 offers potentially greater efficacy and more convenient dosing for patients based on initial clinical trial results o If approved, DX-2930 could generate global sales of up to $2.0 billion annually in HAE • Potential to expand innovative pipeline o Preclinical programs include DX-2930 for diabetic macular edema, DX-2507 for antibody-mediated autoimmune disease, and DX-4012 as an anti-thrombotic therapy o Proven and productive phage display platform o Licensing and Funded Research Portfolio includes royalties from CYRAMZA® • Delivers substantial value to shareholders of both companies 18

Q&A Flemming Ornskov, MD, MPH CEO, Shire plc Jeff Poulton CFO, Shire plc Phil Vickers, PhD Head of Research and Development, Shire plc Mark Enyedy Head of Corporate Development, Shire plc

Cautionary Statement Regarding Forward-Looking Statements Certain statements in this communication may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Dyax Corp. (“the Company”) and certain plans and objectives of the board of directors of the Company. All statements other than statements of historical or current facts included in this this communication are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire Plc including, but not limited to: • the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction; • the state of the credit markets generally and the availability of financing; • the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee; • the possibility the Company’s stockholders may not approve the merger; • the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all; • the failure of the merger to close for any other reason; • the non-occurrence of the milestone event specified in the contingent value rights agreement; • risks related to disruption of management time from ongoing business operations due to the proposed merger; • limitations placed on our ability to operate the business by the merger agreement? • the outcome of any legal proceedings instituted against the Company and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger? • the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the Company’s common stock; • the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and • certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the Company made from time to time with the Securities and Exchange Commission (“SEC”). Unless indicated otherwise, the terms “Dyax,” “Company,” “we,” “us,” and “our” each refer collectively to the Company and its subsidiaries.

Additional Information and Where to Find It In connection with the merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from the Company’s website, http://www.dyax.com. Participants in Solicitation The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.

2.

Corrected Transcript

02-Nov-2015

Shire Plc (SHPG)

Acquisition of Dyax Corp by Shire plc Call

Total Pages: 15
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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

CORPORATE PARTICIPANTS

Matthew Osborne	Gustav A. Christensen
Head of Investor Relations, Shire Plc	President, Chief Executive Officer & Director, Dyax Corp.

Flemming Ornskov	Mark J. Enyedy
Chief Executive Officer & Director	Head of Corporate Development, Interim General Counsel

Jeffrey Poulton	Philip J. Vickers
Chief Financial Officer & Director	Head-Research & Development

OTHER PARTICIPANTS

Ken C. Cacciatore	Jason M. Gerberry
Cowen & Co. LLC	Leerink Partners LLC

David A. Amsellem	James P. Quigley
Piper Jaffray & Co (Broker)	JPMorgan Securities Plc

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentleman thank you for standing-by. Good afternoon and welcome to Shire to acquire Dyax webcast. Through this webcast, all participants will be in a listen-only mode, and afterwards there will be a question-and-answer session. [Operator Instructions] Just to remind you, this webcast is being recorded. And today, I’m very pleased to present Matthew Osborne. Please begin.

Matthew Osborne

Head of Investor Relations, Shire Plc

Thank you. Good morning and good afternoon, everyone. Thank you for joining us to discuss Shire’s acquisition of Dyax announced earlier today. Please visit our website at Shire.com to view the slides that will accompany today’s call.

Our speakers today are Shire’s Chief Executive Officer, Dr. Flemming Ornskov. Shire’s Chief Financial Officer, Jeff Poulton, and Dyax’s President and Chief Executive Officer, Gustav Christensen.

Present for the Q&A session is Dr. Phil Vickers, Shire’s Head of Research and Development, and Mark J. Enyedy, Shire’s Head of Corporate Development.

Before we begin, I would refer you to slide two and slide three of our presentation and remind you that any statements made during this call that are not historical statements will be forward-looking statements and as such will be subject to risks and uncertainties, which if they materialize could materially affect our results.

Following our presentation today, we will also open up the call to your questions. We will also be available to follow up with you after the call. I will now hand the presentation over to Flemming.

2
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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Flemming Ornskov

Chief Executive Officer & Director

Thank you, very much, Matt. Let’s go to slide number four. Well, first of all, good morning and good afternoon, everyone, and thank you so much for joining us on this call. We are thrilled to be able to speak to you here today, regarding the proposed acquisition of Dyax and the rationale for the deal. First, the proposed transaction aligns with and accelerates our strategy to build a leading biotech company focused on rare and specialty conditions. This acquisition adds to our portfolio of best-in-class therapies addressing significant unmet needs in our core therapeutic areas.

Shire has a proven track record of integrating and accelerating the performance of acquired rare disease and orphan products. Shire’s significant M&A expertise will enable rapid and effective integration following closing with delivery of significant synergies. It is a clear strategic fit with our domain expertise in hereditary angioedema, extending and expanding our leadership position within this important therapeutic category. As you know, we have built a strong commercial leadership position and deep research and clinical expertise in this area with CINRYZE and FIRAZYR and with development programs to complement these commercial products.

Dyax’s lead product, DX-2930 is a Phase 3-ready long-acting, injectable agent in development for hereditary angioedema prophylaxis with the potential for improved active efficacy and improved convenience. Shire is well-positioned to leverage its hereditary angioedema leadership to advance the development, registration and commercialization of DX-2930. If approved, DX-2930 could generate global sales of up to $2 billion annually in hereditary angioedema. The proposed transaction can bolster our pipeline of truly innovative programs. Shire will benefit from the talent and expertise within Dyax, including a deep understanding of complement biology and immunology to strengthen Shire’s ongoing efforts in this area. This could further bolster Shire’s pipeline of innovative programs of which 75% are already focused on rare diseases.

This acquisition will add Dyax’s proven and productive phage display platform, which could be applied to a range of rare disease targets being explored by our research team. Additional revenues will come from existing licensing and so-called funded research portfolio programs, which include Eli Lilly’s approved product CYRAMZA as well as additional product candidates by licensees in various stages of clinical development, for which Shire would receive development and commercial milestones and royalties. We estimate peak revenues from these royalties and milestone payments to reach several hundred million dollars per annum.

This transaction is expected to deliver substantial value to both Shire’s and to Dyax’s shareholders following closing and to offer Shire enhanced top and bottom line growth, following the expected approval and subsequent launch of DX-2930.

Let’s now turn to slide number five. We are building a leading biotech company focused on best-in-class therapies, addressing significant unmet needs. Before diving into the specifics of this transaction, we wanted to remind everybody of our strategy to build a leading biotech company focused on rare and specialty conditions in our core therapeutic areas. Within each of our focus areas, we look to build our portfolio with innovative, best-in-class products, which address significant unmet needs. Today’s acquisition fits squarely with this strategy as we will describe in the following slides and text.

Let’s now turn to slide number six. As we have mentioned before, we view the complement system as a key area in the rare disease landscape. Hereditary angioedema is just one out of a wide range of diseases and conditions in which the biology of this complex system plays an important role. For many of these diseases, current therapies are quite limited and unmet needs are quite great. We have built considerable capabilities and expertise in this domain through the development and through the commercialization of both FIRAZYR and CINRYZE. This acquisition enhances our ability to pursue further innovations to improve the life of patients suffering from these conditions.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Please now turn to slide number seven. I would now like to focus for a few minutes on our hereditary angioedema leadership position before giving a brief background on Dyax and then on DX-2930. Our presence in hereditary angioedema began in 2008 with the acquisition of Jerini and the launch of FIRAZYR in Europe. FIRAZYR represented a new acute treatment approach to hereditary angioedema treatment. Shire contributed to the early development of the hereditary angioedema market by focusing on patient and physician support and committing to drive innovation in hereditary angioedema.

In 2009, CINRYZE, the first prophylactic therapy specifically designed for hereditary angioedema, was launched by ViroPharma in the U.S. Over the ensuing years, treatment approaches advanced that emphasized the use of both acute and prophylactic therapies tailored to the individual needs of hereditary angioedema patients and re-identified CINRYZE as a leading product in this evolving treatment paradigm.

Following our acquisition of ViroPharma in January 2014, Shire accelerated the growth of CINRYZE. Our deep experience and innovation in patient identification and post marketing and support programs, combined with expertise integrating and accelerating the approval, launch and market uptake of rare disease assets contributed to the growth of both CINRYZE and FIRAZYR.

In fact, combined, CINRYZE and FIRAZYR are approaching $1 billion in annual revenues to date with each product generating close to 30% growth in the most recent quarter compared to the prior year and at a constant exchange rate. And we continue to invest in CINRYZE to expand in areas beyond hereditary angioedema. We recently initiated a Phase 3 study in adults with antibody-mediated rejection in renal transplant patients and further plan to initiate a Phase 2/3 study next year for the treatment of patients with neuromyelitis optica.

Please go to slide number eight. Now, turning to Dyax specifically. Founded in 1995, Dyax completed an IPO in 2000, and in 2003 began to focus exclusively on the discovery and development of biotherapeutics, most notably treatment for hereditary angioedema.

In our view, the company has assembled a world-class team of highly talented and highly focused individuals. Their 150 employees have proven to be efficient and incredibly productive with capabilities to discover, develop and commercialize highly innovative programs in rare diseases.

In addition to its commercial and development programs, Dyax has a portfolio of product candidates being developed by licensees using its proprietary phage display technology and referred to as the licensing and funded research portfolio.

Please, now turn to slide number nine. Hereditary angioedema is, as many of you may know, a rare and potentially life-threatening genetic disease characterized by current recurrent, sudden attacks of swelling of the skin or the mucous membranes which can be disfiguring, painful and potentially life-threatening in the case of laryngeal attacks.

Patients often have bouts of excruciating abdominal pain, nausea and vomiting that is caused by the swelling in intestinal tract. Airway swelling, is particularly dangerous and can lead to death by asphyxiation.

Let’s now, go to slide number 10. We see hereditary angioedema as a growth opportunity, with DX-2930 driving that growth. Its potential profile of more convenient dosing and greater efficacy could potentially improve the control of currently treated hereditary angioedema patients as well as expand the market to patients not currently

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

treated with prophylactic therapy today. Based on a one to 40,000 prevalence, approximately 40,000 patients or people you may say in the world suffer from hereditary angioedema, and in the well established markets of the U.S, and EU, we estimate that 30% to 40% of patients are still undiagnosed. Prophylactic treatment may be underutilized in these regions as 40% of treated patients still only treat their attacks acutely on an as-needed basis. And this represents a compelling opportunity for DX-2930.

Please now turn to slide 11. Dyax’s lead program, DX-2930 is a Phase 3-ready long-acting injectable agent for hereditary angioedema prophylaxis, with the potential for improved efficacy and convenient every-other-week subcutaneous dosing and with patent protection and anticipated regulatory exclusivity beyond the year 2030. DX-2930 is a fully human monoclonal antibody inhibitor of plasma kallikrein or so called pKal, with kallikrein inhibition representing an expanding area of Shire’s focus and scientific expertise.

DX-2930 has Fast Track, Breakthrough Therapy, and Orphan Drug designations by the FDA and is recommended for Orphan Drug status in the EU and is produced using standard recombinant manufacturing technology. The compelling Phase 1b data generated earlier this year have yielded FDA support to allow Dyax to soon enter into Phase 3 trials. The Phase 1b study was a multi-center, randomized, double-blind, placebo-controlled, multiple-ascending dose study to assess the safety, the tolerability and the pharmacokinetics of DX-2930 in 37 patients with hereditary angioedema. Patients in the two highest growth – dose groups at baseline had at least two attacks in the three months prior to the study.

After a single subcutaneous injection of DX-2930 at the start of the study, and another one at day 14, and during the six-week interval that patients were observed, DX-2930 resulted in a 100% reduction in weekly attack rate in the 300-milligram dose, and an 88% reduction in the 400-milligram dose group, both compared to placebo.

During this six week interval, 100% of patients in the 300-milligram group and 82% of patients in the 400-milligram group were attack-free compared with 27% of patients in the placebo group. In terms of safety, subcutaneous injections with DX-2930 were well-tolerated with no serious adverse events in patients treated with DX-2930, and no evidence of dose-limiting toxicity.

Please now go to slide number 12, importantly a sub-group of four patients who participated in the Phase 1b study with the 300-milligram and 400-milligram cohorts with severe hereditary angioedema, which is defined as nine detects to 36 detects in the prior three months, had no breakthrough attacks on DX-2930, during the observation period of day 8 to day 50.

Let’s go to slide 13, if these results are replicated in planned Phase 3 trials, and if approved, we believe that DX-2930 represents a very attractive next generation agent with the potential to significantly improve the therapeutic options for currently-treated hereditary angioedema patients as well as expand the market to patients not currently treated with prophylaxis therapy today. Soon, Dyax plans to initiate a global Phase 3 trial with every-other-week dosing and also explore even once-monthly dosing regimen.

Please now turn to slide 14. The Shire team has done extensive due diligence on the Phase 1b data and the commercial opportunity for DX-2930. Our patient and physician market research indicates high demand for a long-acting, next-generation agent such as DX-2930. Physicians and patients consider routes of administration and frequency of dosing to be the key unmet needs in hereditary angioedema prophylaxis.

In addition, improvements in efficacy rates beyond the current 50% to 60% reductions in attacks are also desired. Key safety concern among existing treatments include venous access issues, long-term safety of androgen usage and potential for thrombotic events. And the profile of the current prophylactic treatment relegates their use primarily to more severe patients.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Please now turn to slide 15. This transaction offers the potential for other opportunities that overlap with our therapeutic areas of interest, including another potential indication for DX-2930 with a novel mechanism of actions and so-called diabetic macular edema, DX-2507 for the treatment of antibody-mediated autoimmune diseases and finally DX-4012 which is a so-called anti-factor XIIa antibody for thrombosis.

Let me now turn the call over to Jeff Poulton who will review the specifics of the transaction. Jeff?

Jeffrey Poulton

Chief Financial Officer & Director

Thank you, Flemming. Good morning, good afternoon, everyone. Let’s please now turn to slide 16. Shire has agreed to acquire Dyax for $37.30 per Dyax share, for a closing cash consideration of $5.9 billion and a non-tradable contingent value right that will pay an additional $4 per Dyax share upon FDA approval of DX-2930 for the prevention of Type 1 and Type 2 HAE, prior to December 31, 2019, representing a potential additional $646 million in consideration.

The proposed transaction is expected to enhance Shire’s long-term top and bottom line growth profile and is expected to be slightly dilutive to earnings in 2016 and 2017 and accretive in 2018 and beyond, assuming U.S. approval of Dyax – of DX-2930 in 2018.

The accretion is expected to grow significantly, assuming the 2018 launch of DX-2930, reaching an expected double-digits by 2020.

We will fund the transaction with a new $5.6 billion, fully underwritten term loan bank facility, along with the amounts undrawn under Shire’s existing $2.1 billion revolving credit facility. We anticipate the funding structure will support an investment-grade credit portfolio and continue to provide long-term financing flexibility.

The proposed transaction, which has been unanimously approved by the respective Boards of Directors of Shire and Dyax is subject to the satisfaction of closing conditions, including customary regulatory and Dyax’s shareholder approvals, and is expected to close in the first half of 2016. We expect to achieve operating synergies of $50 million, starting in 2017 and growing to at least $100 million in 2019, and thereafter when comparing to the Street’s standalone Dyax analyst consensus forecast. Shire’s significant M&A and rare disease development and commercial expertise are expected to enable rapid and effective integration, and deliver operating synergies. Assuming approval and subsequent launch in 2018, DX-2930 could generate annual global sales of up to $2 billion, delivering substantial value for Shire shareholders. The $2 billion in revenue is projected to drive significant top line growth for Shire, and is expected to be derived from the following sources. One-third of the $2 billion will come from market expansion, driven by increasing diagnosis and treatment rates.

One-third of the $2 billion will come from patients switching away from first-generation prophylaxis products, including CINRYZE and androgens. As we have mentioned today, we believe many current prophylaxis patients will likely find a convenient and efficacy of DX-2930, if approved very appealing. Shire would benefit financially from switches from CINRYZE or androgens to DX-2930, as gross margins for DX-2930 are expected to be substantially higher than for CINRYZE, because of lower anticipated cost of goods sold for DX-2930.

And the last one-third of the $2 billion in revenue will come from patients who currently are solely on acute therapy, who will be enticed by the potential enhanced convenience and efficacy of the DX-2930. Any reduced use of FIRAZYR because of fewer attacks will be outweighed by the anticipated addition, annual revenue from DX- 2930. Additionally FIRAZYR’s IP expires in 2020, while DX-2930’s patent and anticipated regulatory exclusivity extends beyond 2030.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

And with that Flemming, I will turn the call back to you.

Flemming Ornskov

Chief Executive Officer & Director

Thank you very much. And please to turn to slide 17. If we did not already know that this is a fast-moving program between talking earlier and now, I’ve learned that EU has no longer just recommended – we’ve actually received – I think, according to Gustav, we have now received, orphan drug designation, Dyax has. So, it is a fast-moving program, very exciting. But with that, I’m equally excited to hand over to Dyax’s President and CEO, Gustav Christensen for a few remarks. Gustav?

Gustav A. Christensen

President, Chief Executive Officer & Director, Dyax Corp.

Thank you, Flemming. Good morning and good afternoon, everyone. I would to echo Flemming’s excitement about this transaction. After thoughtful deliberation, our Board unanimously approved the merger agreement with Shire, which we believe will deliver substantial value to our shareholders. Dyax has accomplished what few companies, of any size actually, have been able to do since we shifted our focus exclusively onto biotherapeutics away from the platform more than a decade ago.

Through our proprietary platform, we have discovered, developed and now commercializing our first product. And we have also discovered and developed a promising portfolio on next-generation and additional pipeline program as Flemming just outlined for you. Through that journey, we were driven by one goal; to improve the lives of patients, and I am pleased that Shire shares that vision, particularly for patients with HAE who I am confident will continue to be served for many years to come.

While a benefit for patients and their families, today’s announcement also represents a substantial return for shareholders upon completion of the deal. I also would like to take this opportunity to thank all the Dyax employees for their incredible drive, sacrifice and service along with the commitment they have shown both to the company and to the patients we serve. I’d also like to thank the Board of Directors for their support and guidance through this journey. We at Dyax look forward to the prospect of extending this commitment to the Shire family, combining our shared interest and contributing to the future success of these programs.

And I’ll now turn the call back over to Flemming.

Flemming Ornskov

Chief Executive Officer & Director

Thanks very much, Gustav, thanks a lot. So, if I could ask you all to just go to slide 18 to provide a summary. So, I too would like to pass on my appreciation to your team Gustav as we are thrilled to be involved with such a talented and focused organization.

So, in summary, this proposed transaction offers a significant opportunity for value creation from a continued focus on rare diseases and hereditary angioedema category leadership with a next generation long-acting injectable agent that has the potential to drive market growth, from additional upside potential from follow-on indications for DX-2930, from further upside potential from Dyax earlier-stage pipeline and from – and licensing and royalties that arrive from a proprietary discovery platform.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Before taking questions, I would like to make a very brief comment on Baxalta. Today’s proposed transaction with Dyax reflects our core strategy of supplementing internal development capabilities with highly strategic M&A focused on our core therapeutic areas. Even with this transaction, we will continue to have the financial fire power to proceed and pursue other value-adding strategic acquisitions, which would include Baxalta.

And with that, we can open up the call to questions.

QUESTION AND ANSWER SECTION

Operator: Thank you very much, sir. [Operator Instructions] And our first question come from the line of Ken Cacciatore from Cowen and Co. Please go ahead.

Ken C. Cacciatore	Q
Cowen & Co. LLC

Great. Good morning, guys. Congratulations. Flemming, just a real quick question on the FTC. Can you just talk about what type of review you all did to make sure that this has – will achieve FTC clearance? And then the second question on DX-2930, efficacy is clearly, unquestionably strong. Just maybe talk to us, if there is anything in the safety we should be looking at or thinking about or anything in your diligence that you had access to that maybe we don’t, just to ensure that the safety profile matches that efficacy profile? Thank you.

Flemming Ornskov	A
Chief Executive Officer & Director

Thanks a lot, Ken. We’re equally excited. I think, Mark, would you like to say a few things about the FTC concerns on how we look at that, would that be okay?

Mark J. Enyedy	A
Head of Corporate Development, Interim General Counsel

Sure. Thanks, Ken. Nice to hear from you. So, we do operate in the same therapeutic area here. And so, the transaction will receive commensurate competitive review. That said, we did comprehensive diligence on Dyax. And I think at this point, it would be premature to comment further with respect to the specifics of the antitrust review, we plan to work closely with the regulatory authorities to support their approval of the transaction, I think that’s all there is to say at this point.

Flemming Ornskov	A
Chief Executive Officer & Director

This was Mark Enyedy, who is our Head of Corporate Development and the team that managed this deal from the Shire side. Phil, do you want to say something about, well, efficacy was again touted as being great. What about safety, any insights there or...?

Philip J. Vickers	A
Head-Research & Development

Yeah, of course, Ken, it’s a good question, and of course we do a thorough analysis to make sure that, not only are we developing efficacious drugs but safe drugs as well. And there was nothing of concern to us, the drug was well tolerated. There was no dose-limiting toxicity and no significant serious adverse events that we saw. So, we are very confident moving forward on the safety – based on the safety profile.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Flemming Ornskov	A
Chief Executive Officer & Director

Ken did that answer your questions, was that sufficient?

Ken C. Cacciatore	Q
Cowen & Co. LLC

Great. It does. Congratulations. It does.

Flemming Ornskov	A
Chief Executive Officer & Director

Okay. Thanks very much.

Ken C. Cacciatore	Q
Cowen & Co. LLC

Thank you very much.

Flemming Ornskov	A
Chief Executive Officer & Director

Thanks very much for your questions.

Operator: Thank you. And our next question comes from the line of David Amsellem from Piper Jaffray. Please go ahead.

David A. Amsellem	Q
Piper Jaffray & Co (Broker)

Thanks. So, in terms of how you are thinking about the competitive dynamics regarding CINRYZE, and I guess, what gives you confidence that you’re not going to see a dramatic decline in the product over the years? Maybe talk to us about the – about that franchise.

And then, the second part of the question is, do you think that – is this sort of a concession that you are unlikely to see a compelling ROI from the ViroPharma transaction? In other words, by doing this, you’re essentially saying that CINRYZE has an endangered future. And just in terms of that, I mean how are you thinking about, what you’re paying here and just ROI in general, given that you’re essentially acquiring a product that’s going to compete with another product you already have? Thank you.

Flemming Ornskov	A
Chief Executive Officer & Director

Well, thanks very much, David. Well, maybe first a few introductory remarks in general, then I’ll ask Jeff to supplement.

So, I think Shire’s strategy is clearly, we want to be the company that in our portfolio in the segments where we compete that we have the best-in-class products. That’s basically a clear strategy of Shire. I think we have that in many categories and we have several candidates to bring to market that we think have that profile like we recently saw new data in ophthalmology. And we think that DX-2930 has the opportunity if it mirrors in Phase 3 what we’ve seen in the clinical data so far to be a best-in-class product.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

As we have outlined on many of our earnings calls, this is a rapidly-growing, rapidly-evolving segmenting market and you’ve seen significant growth of 30%-plus for both CINRYZE and FIRAZYR in the last quarter on a constant exchange rate basis. So, we see that this is a market that continues grow, so will CINRYZE, so will FIRAZYR and CINRYZE also will continue to grow from having new indications. We announced at the last earnings call that we got Fast Track designation for the indication of antibody-mediated rejection in kidney transplant patients and we also have a program in NMO potentially coming up.

So, we have a number of additional opportunities for CINRYZE and we think it’s a segmented market, DX-2930 has an opportunity to deliver outstanding efficacy and also convenience, but also to grow the overall market. But in terms of how we see the impact on the franchise overall, Jeff, do you want to comment a little bit where we see the sources of revenue and how we see the impact on our franchise?

Jeffrey Poulton	A
Chief Financial Officer & Director

Yeah. I think it’s a good question and I’ll repeat what I said earlier in terms of where we think the sources of revenue are going to come from for the product longer term. We think there are three specific sources, first would be from market expansion, so driven by increasing diagnosis and treatment rates. We had a slide in the deck that showed where we are globally from a diagnosis and treatment rate perspective today. So, we think over time those rates will increase, offering opportunities for growth for DX-2930.

I think your question about prophylaxis therapy and impact on CINRYZE is a good one. So, the prophylaxis market today in the U.S. has more than a couple of thousand patients on therapy between CINRYZE and androgens we believe, with CINRYZE having more than 50% share of those patients on therapy.

So, we do think there will be cannibalization of CINRYZE and also opportunity to move patients from – more patients from androgens on to DX-2930. As it relates specifically to CINRYZE, however, what I pointed out in my prepared remarks is that the expected gross margin for patients that will be on DX-2930, we think we’ll be higher than that for those patients that are on CINRYZE today, because we do anticipate DX-2930 to have significantly lower cost of goods sold.

And then the last area that we think there will be opportunity for revenue for DX-2930 is from the patients that are currently on acute therapies only today. And there is four different acute therapies in the market in the U.S. today, one of which is FIRAZYR. We do think that this product DX-2930 with it’s very promising efficacy and convenience profile based on the Phase 1b data will be attractive to some of the patients that are using acute on-demand therapies today.

If there is cannibalization of FIRAZYR, as a result, one of the benefits is that the intellectual property that we have for FIRAZYR expires in 2020, I think we’ve noted a couple of times on the call that the IP and exclusivity on DX-2930 will take us beyond 2030 in the U.S. So, long term, that would be a positive switch for us if that occurs with FIRAZYR. I hope that answers your question.

Flemming Ornskov	A
Chief Executive Officer & Director

Probably also worth nothing that, in most categories, I think, if you have a product that is eventually brought to market that is highly convenient and highly efficacious, you typically see significant expansion of the market, particularly with the mild to moderate patients, and I think you probably will see the same here. But I think with that, David, did we answer your question?

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

David A. Amsellem	Q
Piper Jaffray & Co (Broker)

No – that’s helpful. Maybe just comment just how you’re thinking about ROI in general on transactions, just given that you’re acquiring a competitor or future competitor to CINRYZE, just philosophically. I mean, [indiscernible] (34:13)?

Flemming Ornskov	A
Chief Executive Officer & Director

Yeah. Okay. Good question. Jeff, do you want to put a comment on that?

Jeffrey Poulton	A
Chief Financial Officer & Director

Yeah. I mean, I think, David, when we look at acquisitions, ROIC is certainly one of the foremost metrics that we look at. And on this transaction, we think it’s quite attractive. We think we’d been north of our cost to capital by the 2019-2020 timeframe assuming an approval of DX-2930 in 2018. So, again, I think that’s pretty compelling for investors in Shire.

David A. Amsellem	Q
Piper Jaffray & Co (Broker)
Thank you.
Flemming Ornskov	A
Chief Executive Officer & Director
Okay. Thanks, David. Thanks for your questions.

Operator: Thank you. Our next question comes from the line of Jason Gerberry from Leerink Partners. Please go ahead.

Jason M. Gerberry	Q
Leerink Partners LLC

Hi, good morning. Thanks for taking my question. First question, could you just talk a little bit about how competitive the process was for this deal? And just wondering, how in the context of doing this deal, we should be thinking about Shire’s appetite for doing larger deals where there is an element of clinical risk versus prior deals, which were largely for commercial stage deals which are less – which are more de-risked, I guess, from a clinical perspective?

Flemming Ornskov	A
Chief Executive Officer & Director

Thanks, Jason, I will start and then probably I’ll ask Mark to make any comments. I think we have to go back again to Shire’s strategy. So Shire has an aspiration to become a leading global biotech company focused on rare diseases and highly specialized conditions. We’ve clearly stated that, in order to fulfill our aspiration, we see M&A and business development as a key part of that. We also clearly want to be a product that bring – a company that brings significant and differentiated and value-enhancing products to the marketplace, DX-2930 fits squarely into

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

that. So, when we look at opportunities, I think of course, in many deals where you don’t have approval, you have to take a certain amount of risk, but if you look at Shire’s track record, when you take such risk, we typically do it in categories where we have outstanding in-house expertise.

When we licensed in lifitegrast for dry eye disease, Phil Vickers and his team had already built up significant research and clinical development expertise within the company. So I think we took a calculated risk in a category that had seen many people fail, and I think obviously so, that we could show a path even under these challenging circumstances. If you look at our assessment of NPS with Natpara, which I think the deal was concluded a few weeks before the expanded PDUFA date. Again here, we had a strong regulatory and clinical team that looked at that and assessed that I think rightly so. So, hereditary angioedema is a category we know really well, and where we have significant expertise. We love that Dyax brings a lot of additional expertise there, but I think it’s a calculated risk we’re taking when you have such a unique product, but Phil, do you want to say something about how diligent we are in how we asses candidates that are not yet approved?

Philip J. Vickers	A
Head-Research & Development

You’re – I think you’ve captured it well, Flemming, and in fact in this deal, we found the Dyax team very impressive. The data is very impressive, the Dyax team was very impressive. They gave us access to all of the key documentation that we needed to see in order to assess this, including the regulatory correspondence that they had and we see a very clear path. I think it’s compelling that – an end of Phase 2 meeting that they’ve had. There was agreement that a single pivotal study can be significant – can be sufficient for registration. Pivotal design has been agreed. The data is compelling. And then, when you look at how the FDA is responding to the data and giving Breakthrough Therapy designation, it speaks for itself that they think that this drug has the potential to make a profound difference in patients’ lives.

So, I think with the data, the access to the information that we saw and the way that the FDA has responded to the data, we saw this as being very compelling. Of course, it’s not yet approved and there’s always risk associated with that, but we’re not going to build a great company if we don’t take a few calculated risks.

Jason M. Gerberry	Q
Leerink Partners LLC

And, Flemming, can you just comment, was this is a competitive M&A process?

Flemming Ornskov	A
Chief Executive Officer & Director

Mark, do you want to say something about the process? I don’t think we’re going to comment on...

Mark J. Enyedy	A
Head of Corporate Development, Interim General Counsel

Right.

Flemming Ornskov	A
Chief Executive Officer & Director

...that we were aware, there were other people or not, but, Mark, do you want to say a few words about the process?

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

Mark J. Enyedy	A
Head of Corporate Development, Interim General Counsel

Yes, I mean, this is an attractive rare disease asset and we think that these kinds of companies are very attractive to a number of people. That’s said, we can’t comment on the BD activities of other companies. And I would refer to you the proxy statements that will be filled in conjecture with the transaction, and you can see their – what their internal process was relative to the sale.

Flemming Ornskov	A
Chief Executive Officer & Director

I think the other thing important is also, I think we’ve given some insight into the Shire process. Shire, at any given time, has a portfolio of projects that are more or less active. We monitor companies, we look at when is the best time so to speak, to approach a company, this was exactly the case here. And one of the advantages we have seen also both with our acquisitions in Phase 2 and things that our Phase 3-ready is that it provides significant advantage to a company like Shire is that, we also get in at the time of the Phase 3 design because we also have to think about it, not just as a U.S. product, but as a global product. And we also need to fulfill certain criteria for proving the value in terms of cost effectiveness or cost benefit analysis. So, it fits squarely into how we think about things, and I know people have asked many questions, particularly in context of Baxalta, can Shire only do one thing at a time? I think we’ve shown here that not only financially, but also from a team perspective, we can multitask.

Jason M. Gerberry	Q
Leerink Partners LLC

Okay. Thanks, and congrats on the deal.

Matthew Osborne	A
Head of Investor Relations, Shire Plc

Operator, we’ve been at it for about 45 minutes now. So, I think, just one more question, and then we’ll wrap it up.

Operator: Thank you very much. So, our final question comes from the line of James Quigley from JPMorgan. Please go ahead.

James P. Quigley	Q
JPMorgan Securities Plc

Hello, just a couple of quick questions. First of all, what does this deal mean for the subcutaneous version of CINRYZE? Is there any risk that you might not take it forward into in Phase 3? And if I look at Phase 3 for DX-2390, DX-2930 even, how long do you think this will be, essentially will take? And what are the key risks relating to any delays in the trials? Thank you.

Flemming Ornskov	A
Chief Executive Officer & Director

Well, thanks very much. Thanks for – James, for the question. So, I’ll provide some introductory comments and I’ll ask Phil to add to it. So, we are acquiring a company with significant expertise when this deal closes which we are confident in. We are having a platform that will be added to Shire’s platform, which we find very attractive. We have DX-2930 in hereditary angioedema. And potentially in another indication, we have other compounds that are at clinical stage that we find very attractive and we will take a serious look at. And we have, I’m sure, a great number of fantastic and very smart colleagues that will be added to our organization. So, that’s what Dyax brings and much more.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

The subcutaneous program and CINRYZE, we feel we’ll continue to pursue that program, we’re very excited about the program. I’ll get Phil to say some specifics. And I think it may be too early to give all the details on a Phase 3 program that – of course, the deal has not yet closed, but we can maybe give some additional thoughts about it.

So, Phil, do you want to comment on subcutaneous and kind of the length of a potential Phase 3 program for DX-2930?

Philip J. Vickers	A
Head-Research & Development

Sure. We currently are planning to move forward to Phase 3 with the subcutaneous program, those plans are unchanged. And I think that, as we’ve talked about this morning that, we have a commitment to HAE patients and so a number of shots on goal of different types of molecule is what we’ve done in the past and what we’re doing in moving forward the subcutaneous program.

But of course, we regularly review all of those commitments and which patient segments will be appropriate for what approaches. With respect to DX-2930 program, there is a pivotal design that’s been defined by Dyax and has been agreed by the FDA. I don’t think all of the details of that design are yet in the public domain, so I want to respect our hopefully future Dyax colleagues and not share all of that information. But I think Jeff said on an assumption of a 2018 approval, so you’ll need to back away from that to recognize that you would be filing in 2017. And so, that gives you some – the Phase 3 study will – we’ve anticipated to start fourth quarter of this year and then 2018 would be approval for 2017 submission.

Flemming Ornskov

Chief Executive Officer & Director

So, thanks very much. And with that, I think we’ve come to the close of the meeting that marks another major milestone in the journey that Shire is on, which is to become a leading biotech company globally that is focused on rare diseases and highly specialized conditions.

Hereditary angioedema is one of those segments, one of those markets that we are highly interested in. It’s a journey that we started in 2008 with the acquisition of Jerini that brought us the acute therapy treatment called FIRAZYR for hereditary angioedema. 2014 we supplemented that with the acquisition of ViroPharma that brought us many additional products, several of them now going into Phase 3, but also an in-market product CINRYZE for the prophylaxis of hereditary angioedema and potentially other indications that we’re working on.

Today, we made another potential large leap forward with the proposed acquisition of Dyax which would bring to us a potential best-in-class breakthrough therapy in the form of DX-2930. So, we are delivering on the strategy. This is another potential significant milestone today. I want to thank my team for all the hard work in bringing this to this stage, but I certainly also want to thank Gustav and his team of talented, hopefully future colleagues of Shire at Dyax and I really look forward to this deal closing and to us integrating two great companies, bringing lots of potential innovation to the marketplace and true value to shareholders, but most importantly to patients. So, thank you so much for your attention today, an exciting day for Shire.

Operator: Ladies and gentlemen, those conclude our webcast for today. Thank you very much for your participation. Participants may now disconnect your lines.

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Shire Plc (SHPG)	Corrected Transcript
Acquisition of Dyax Corp by Shire plc Call	02-Nov-2015

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the financial condition, results of operations and business of Dyax Corp. (“the Company”) and certain plans and objectives of the board of directors of the Company. All statements other than statements of historical or current facts included in this communication are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire plc including, but not limited to:

•	the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee;

•	the possibility the Company’s stockholders may not approve the merger;

•	the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•	the failure of the merger to close for any other reason;

•	the non-occurrence of the milestone event specified in the contingent value rights agreement;

•	risks related to disruption of management time from ongoing business operations due to the proposed merger;

•	limitations placed on our ability to operate the business by the merger agreement;

•	the outcome of any legal proceedings instituted against the Company and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the Company’s common stock;

•	the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the Company made from time to time with the Securities and Exchange Commission (“SEC”). Unless indicated otherwise, the terms “Dyax,” “Company,” “we,” “us,” and “our” each refer collectively to the Company and its subsidiaries.

Additional Information and Where to Find It

In connection with the merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from the Company’s website, http://www.dyax.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.

3.

Good morning,

This morning we announced that Dyax has entered into a definitive agreement to be acquired by Shire plc. This transaction will not only deliver substantial value to our shareholders, but, together with Shire, Dyax will now have access to Shire’s global, regulatory and commercial capabilities. We will be even stronger positioned to bring our medicines to patients worldwide. The news release we issued is attached for your reference.

Today’s announcement is a testament to the remarkable value all of us have created together. Just two years ago, Dyax was nearly a $1 billion company and today’s announcement values it more than $6 billion, including the CVR. I am extremely grateful to be part of the Dyax team and I am constantly reminded of the outstanding contributions our company has made to improve the quality of life for patients with orphan diseases.

Recently, I’ve had the pleasure to get to know Shire’s CEO, Dr. Flemming Ornskov. Flemming is a well-respected and thoughtful industry leader. We have spoken at great length about Dyax and our commitment to innovation and to patients. I am convinced that he and his team share that commitment and will build on our continued efforts in that regard. In addition, I believe that Shire’s global capabilities and track record of global commercialization will make it much easier for us to take our efforts to the next level.

Our Board of Directors evaluated the transaction in a thoughtful and deliberate manner, including a thorough negotiation and a close review of our Company’s outlook, and believes that combining our company with Shire is in the best interest of all our stakeholders.

We are planning a Town Hall for later today at 9:15 a.m. ET at the Double Tree Hotel, 44 Middlesex Turnpike, Bedford, in the Concord Conference Room. If you are unable to attend in person, you can listen to a live broadcast by dialing 415-655-0045 and entering passcode 647925436. In addition, we will be hosting a meet-and-greet tomorrow at 11:00 a.m. ET in the Dyax Lobby, where everyone will have the opportunity to meet Flemming. He is excited to visit our headquarters and to welcome Dyax employees to the Shire family. The dial-in information for the live broadcast of Tuesday’s town hall is 415-655-0045, passcode 646307437.

For now, it is business as usual at Dyax. The transaction is subject to both regulatory approvals and approval by our shareholders. Until the transaction closes, which we expect to happen in the first half of 2016, Dyax and Shire will continue to operate as two separate companies.

It’s only natural to have questions about what today’s announcement means for you. We will do our best to answer what we can now, and we promise to keep you updated on important developments throughout the process. In the meantime, I ask that you continue to stay focused on supporting our business and developing solutions to improve the lives of patients.

Today’s announcement may generate interest from the media and other third parties. If you receive any outside inquiries, please do not discuss any information with them, but instead refer them to Jen Robinson.

Thank you again for your outstanding work and dedication. I am honored to lead such a talented group of professionals and am so proud of what we have accomplished together.

Best regards,

Gustav A. Christensen

President and Chief Executive Officer

Dyax Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this letter may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Dyax Corp. and certain plans and objectives of the board of directors of Dyax. All statements other than statements of historical or current facts included in this letter are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon Dyax’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although Dyax believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire plc including, but not limited to:

•	the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Dyax to pay a termination fee;

•	the possibility Dyax’s stockholders may not approve the merger;

•	the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•	the failure of the merger to close for any other reason;

•	the non-occurrence of the milestone event specified in the contingent value rights agreement;

•	risks related to disruption of management time from ongoing business operations due to the proposed merger;

•	limitations placed on Dyax’s ability to operate the business by the merger agreement;

•	the outcome of any legal proceedings instituted against Dyax and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of Dyax’s common stock;

•	the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Dyax to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

Dyax cautions that the foregoing list of important factors that may affect future results is not exhaustive. Dyax undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of Dyax can be found in the filings of Dyax made from time to time with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the merger, Dyax will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Dyax. BEFORE MAKING ANY VOTING DECISION, DYAX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dyax’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dyax’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from Dyax’s website, http://www.dyax.com.

Participants in Solicitation

Dyax and its directors and officers may be deemed to be participants in the solicitation of proxies from Dyax’s stockholders with respect to the merger. Information about Dyax’s directors and executive officers and their ownership of Dyax’s common stock is set forth in the proxy statement for Dyax’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of Dyax and its directors and executive officers in the merger, which may be different than those of Dyax’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.

4.

Dear Dyax Employees,

By now you have heard the news about the plan for our two companies to come together to help more patients around the world living with rare diseases and other specialty conditions. The team at Dyax has built an exceptional company, one which makes a meaningful impact on the lives of patients. I know I speak on behalf of all the employees at Shire when I say we look forward to welcoming you to our organization.

Let me start by saying how excited we are to announce this news today. We have been following the progress of DX-2930 in the evolving HAE landscape for some time, and we have been impressed with the work of your team as you have moved this next-generation therapy forward. The efficacy and convenience represented by DX-2930 is something highly-desired by physicians and patients worldwide.

Your strong research and commercialization skills will be a complement to the work we are doing supplying the first generation on-demand (Firazyr)® and prophylactic (Cinryze)® treatment to HAE patients.

I can already see many shared traits and values in the people at Dyax and Shire. At Shire, our purpose is to enable people with life-altering conditions lead better lives. We’re committed to growing our company, and ensuring we deliver the maximum value we can to all of our stakeholders – most importantly patients. After speaking with several people at your organization, I know this is an important value for the employees at Dyax as well.

The addition of Dyax to Shire will generate an industry-leading HAE portfolio, enabling all of us to better serve patients with this rare genetic disease. This is why we are excited about the possibility of welcoming you. We will benefit from the talent within Dyax, particularly your extensive clinical and research expertise, which will strengthen Shire’s ongoing efforts in this area of unmet medical need.

Although we have announced our intention for Shire to acquire Dyax, there are legal and regulatory requirements that must be met before the deal is finalized. Pending satisfaction of customary closing conditions, including the approval of Dyax shareholders and regulatory approvals, it is anticipated that the transaction will close during the first half of 2016.

While I hope you agree that this is an exciting time for both of our companies, I do appreciate that it is also an uncertain time for you. Please rest assured that, upon closing, we will quickly share with you more detailed information regarding the integration process, including timing. If we are able to share more with you before the closing, we will do so through your management team.

We are committed to openness throughout this transaction process and will provide updates on developments, as available. We would also like to invite you to join us at a meet-and-greet meeting tomorrow, Tuesday, November 3rd at 11AM in the Dyax lobby.

The press release that we issued this morning, along with additional information regarding this transaction, can be accessed on our Investors site, found here www.investors.shire.com.

Again, on behalf of Shire, we are excited about the prospect of having your company join ours. Until that happens, however, I’m confident that you will continue your great work of meeting the needs of the patients who rely on your medicines. I look forward to meeting you tomorrow.

Warm regards,

Flemming

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the Q&A may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Dyax Corp. (“the Company”) and certain plans and objectives of the board of directors of the Company. All statements other than statements of historical or current facts included in this Q&A are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire Plc including, but not limited to:

•	the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction;

•	the state of the credit markets generally and the availability of financing;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require us to pay a termination fee;

•	the possibility the Company’s stockholders may not approve the merger;

•	the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•	the failure of the merger to close for any other reason;

•	the non-occurrence of the milestone event specified in the contingent value rights agreement;

•	risks related to disruption of management time from ongoing business operations due to the proposed merger;

•	limitations placed on our ability to operate the business by the merger agreement;

•	the outcome of any legal proceedings instituted against the Company and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the Company’s common stock;

•	the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the Company made from time to time with the Securities and Exchange Commission (“SEC”). Unless indicated otherwise, the terms “Dyax,” “Company,” “we,” “us,” and “our” each refer collectively to the Company and its subsidiaries.

Additional Information and Where to Find It

In connection with the merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from the Company’s website, http://www.dyax.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.

5.

Employee Q&A

1.	What was announced?

•	Dyax has entered into a definitive agreement to be acquired by Shire plc for approximately $5.9 billion plus $646 million in contingent value rights (or CVRs).

•	The all-cash acquisition comprises $37.30 per Dyax share with potential additional value through a non-tradable contingent value right that will pay an additional $4.00 per share upon FDA approval of DX-2930 for the prevention of type 1 and type 2 HAE prior to December 31, 2019.

•	This represents an approximately 35% premium over Dyax’s closing share price on Friday October 30, 2015, the last trading day before the transaction was announced, and an approximately 45% premium over Dyax’s volume-weighted average trading price for the 30-day trading period leading up to the transaction announcement.

•	As part of Shire, Dyax will now have access to Shire’s global, regulatory and commercial capabilities, and will be even stronger positioned to bring our medicines to patients worldwide.

•	Today’s announcement is a testament to the remarkable value all of us have created together. Just two years ago, Dyax was nearly a $1 billion company and today’s announcement values it at more than $6 billion, including the CVR.

2.	Why is Shire acquiring Dyax?

•	We have built an outstanding business with tremendous value.

•	As part of Shire, Dyax will now have access to Shire’s global, regulatory and commercial capabilities, and will be even stronger positioned to bring our medicines to patients worldwide.

•	Acquiring Dyax will advance Shire’s leadership position in rare diseases and extend and expand Shire’s HAE portfolio.

•	Dyax’s pipeline also offers Shire potential for upside opportunities.

3.	Why did Dyax agree to be purchased by Shire?

•	Our Board of Directors evaluated the transaction in a thoughtful and deliberate manner, which evaluation included a thorough negotiation and a close review of our Company’s outlook.

•	This transaction will deliver substantial value to our shareholders.

•	The Board believes that combining our company with Shire is in the best interests of all our stakeholders.

•	In addition, we believe that Shire’s global capabilities and track record of global commercialization will make it much easier for us to take our efforts to the next level.

4.	How does Dyax strengthen Shire’s HAE portfolio?

•	Shire has been following the progress of DX-2930 in the evolving HAE landscape for some time, and has been impressed with Dyax’s work as it moved this next-generation therapy forward.

•	The efficacy and convenience represented by DX-2930 is something highly-desired by physicians and patients worldwide.

•	The combination will generate an industry-leading HAE portfolio, better serving patients with this rare genetic disease.

•	Shire is particularly excited to welcome the expertise of the Dyax team, which will strengthen Shire’s ongoing efforts in this area of unmet medical need.

5.	When is the transaction expected to close?

•	The transaction is expected to close in the first half of 2016, subject to approval by Dyax’s shareholders, and customary regulatory approval and customary closing conditions.

•	Dyax and Shire will continue to operate as separate, independent entities prior to the closing of the transaction.

6.	What is planned in the coming weeks and months to prepare for the closing?

•	Dyax and Shire will continue to operate as separate, independent entities prior to the closing of the transaction.

•	Dyax employees will continue to report to their current managers and their compensation and job responsibilities will remain unchanged.

•	Dyax and Shire are committed to openness throughout this transaction process and will provide updates on developments, as appropriate.

•	Subject to applicable laws, the two companies will be working together on integration planning to ensure that the transition is as smooth and seamless as possible. It will be a priority to make certain the interests of both Companies and their employees are considered throughout the process.

•	The priority during this time should be to minimize disruptions so we can continue to focus on the work that needs to get done.

•	It is essential that our patients continue to receive the highest possible standards of service and support and that we will push forward with the amazing progress we’ve made with DX-2930 and our pipeline.

7.	Will there be a severance plan for affected employees?

•	Yes. For individuals whose positions may be impacted by the acquisition of Dyax, there will be a severance plan, which was established for Dyax employees in connection with transaction negotiations with Shire.

•	Under the terms of the new severance plan, if you experience a qualifying termination any time during the two years following the closing of the transaction, subject to your execution of a general release and your ongoing compliance with applicable restrictive covenants, you will be entitled to receive: (1) a lump sum payment equal in amount to nine months of base salary or hourly wages, as applicable and (2) nine months of continued medical, vision, dental and prescription drug coverage at the same level and rates as were in effect prior to the termination.

8.	What happens if I voluntarily resign prior to the closing of the transaction?

•	If you voluntarily terminate your employment at any time prior to the closing of the transaction, you will not be entitled to any severance pay or benefits and your unvested equity awards will terminate in accordance with their terms.

9.	What happens to my stock options?

•	Each stock option that is outstanding on the closing date of the transaction (i.e., both vested and unvested options that have not expired and have not been exercised as of such time) will be cancelled and converted into the right to receive (1) a cash payment which will be paid to you within 10 business days of the closing date of the transaction and (2) a contingent value right (or “CVR”) as follows:

•	The cash amount payable in respect of your stock options outstanding on the closing date of the transaction will be determined by multiplying: (1) $37.30 less the applicable exercise price per share of such stock option and (2) the number of shares of common stock underlying such stock option.

•	The number of CVRs you will receive in respect of your stock options will be equal to the number of shares subject to your stock options outstanding on the closing date of the transaction.

•	For example, if on the closing date of the transaction you have stock options to purchase 100 shares at an exercise price of $6.00 per share, you will receive a cash payment of $3,130 (($37.30 - $6.00) times 100), less applicable withholding taxes and 100 CVRs. As described above, each CVR is a non-tradable contingent value right to receive an additional $4.00 upon FDA approval of DX-2930 for the prevention of type 1 and type 2 HAE prior to December 31, 2019.

•	If you leave the Company for any reason before the closing of the transaction, the standard terms of your options will apply. All of your unvested options will immediately terminate and all of your options that have vested as of your separation date will continue to be exercisable for 90 days following your last day of employment. If the transaction closing date occurs during this 90-day period when your vested options remain outstanding, such options will be cancelled and converted into the right to receive a cash payment and CVR as indicated above.

•	You may also exercise your stock options as outlined below in Question 10.

10.	What happens if I exercise my currently vested stock options before the transaction is effective?

•	You may exercise your vested stock options in accordance with our normal procedures for exercising options, which require pre-clearance. Upon the closing of the transaction the Dyax shares delivered to you in connection with the exercise of your vested stock options will be treated as outlined below in Question 12.

•	If you are planning to sell your shares, including doing a same-day sale, you may do so only in an open trading window and so long as you are not in possession of material non-public information and follow our procedures for selling.

•	Our trading window is currently closed.

11.	What happens to my restricted stock unit award?

•	On the closing date of the transaction, each outstanding restricted stock unit will be cancelled and converted into the right to receive (1) a cash payment equal to $37.30, which will be paid to you within 10 business days of the closing date of the transaction and (2) a contingent value right (or “CVR”).

•	For example, if on the closing date of the transaction you have 50 RSUs, you will receive a cash payment of $1,865 ($37.30 times 50), less applicable withholding taxes and 50 CVRs. As described above, each CVR is a non-tradable contingent value right to receive an additional $4.00 upon FDA approval of DX-2930 for the prevention of type 1 and type 2 HAE prior to December 31, 2019.

•	If you leave the Company for any reason before the closing of the transaction, all of your unvested restricted stock units will terminate with our normal procedures.

12.	What happens to the Dyax shares that I own?

•	If you own Dyax shares by any means (through the exercise of stock options, ESPP, restricted stock conversion or open market purchase), you will receive $37.30 per share on the closing date of the transaction and receive 1 CVR, which will entitle you to receive an additional $4.00 per share upon achievement of the terms of the CVR.

13.	What will happen to my benefits? If I continue employment with Shire, will my compensation and benefits package be the same as the package I currently have?

•	The Dyax benefit plans will continue at least through the closing of the transaction.

•	Please keep in mind that we are very early in the process and we do not have all the answers at this point. We will communicate new information when it becomes available, and will provide answers to questions as soon as possible once decisions are made.

Business Operations

14.	What may I say to partners, physicians, patients, suppliers and others that I have contact with in the normal course of business?

•	Management is reaching out to our partners, physicians, suppliers and key vendors.

•	For those people that you are in contact with during the normal course of business, you can share the news release that was distributed to all employees and is also available on our company website.

•	It is important that we speak with one voice throughout this transaction, so it is important to let them know this is all the information you have at this time.

•	You may direct them to Jen Robinson.

15.	What should I do if I’m contacted by the media, the financial community, or other third parties about the transaction?

•	Should you be contacted by members of the media, investors, or other interested third parties regarding this transaction, please refer all inquiries directly to Jen Robinson.

16.	If I have additional questions, who can I ask?

•	We encourage you to speak with your manager or any member of the senior management team.

•	For any benefit related questions, please ask a member of the HR team.

•	We have put a “Transition Team” in place that is composed of Burt Adelman, Andrew Ashe, Nicole D’Auteuil and Joan Nickerson. We will be communicating with you to provide updates on our progress and to ensure that you have the support you need throughout this process.

•	We will communicate new information when it becomes available and will provide answers to questions as soon as possible after decisions are made.

Dyax Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Q&A may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Dyax Corp. and certain plans and objectives of the board of directors of Dyax. All statements other than statements of historical or current facts included in this Q&A are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “predict”, “intend”, “plan”, “contemplate”, “project”, “potential”, “goal”, “continue”, “believe”, “will”, “likely”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon Dyax’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although Dyax believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include risks and uncertainties related to the proposed transaction with Shire Pharmaceuticals International, Parquet Courts, Inc. and Shire plc including, but not limited to:

•	the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Dyax to pay a termination fee;

•	the possibility Dyax’s stockholders may not approve the merger;

•	the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•	the failure of the merger to close for any other reason;

•	the non-occurrence of the milestone event specified in the contingent value rights agreement;

•	risks related to disruption of management time from ongoing business operations due to the proposed merger;

•	limitations placed on Dyax’s ability to operate the business by the merger agreement;

•	the outcome of any legal proceedings instituted against Dyax and/or others relating to the merger agreement, and the transactions contemplated thereby, including the merger;

•	the risk that any announcements relating to the proposed merger could have adverse effects on the market price of Dyax’s common stock;

•	the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Dyax to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally; and

•	certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism and natural disasters.

Dyax cautions that the foregoing list of important factors that may affect future results is not exhaustive. Dyax undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of Dyax can be found in the filings of Dyax made from time to time with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It

In connection with the merger, Dyax will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Dyax. BEFORE MAKING ANY VOTING DECISION, DYAX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dyax’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dyax’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dyax Corp., Attn: Investor Relations, 55 Network Drive, Burlington, Massachusetts 01803, telephone: (617) 225-2500, or from Dyax’s website, http://www.dyax.com.

Participants in Solicitation

Dyax and its directors and officers may be deemed to be participants in the solicitation of proxies from Dyax’s stockholders with respect to the merger. Information about Dyax’s directors and executive officers and their ownership of Dyax’s common stock is set forth in the proxy statement for Dyax’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2015. Stockholders may obtain additional information regarding the interests of Dyax and its directors and executive officers in the merger, which may be different than those of Dyax’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.